UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Stock, $0.01 par value	MCRI	The Nasdaq Stock Market LLC (Nasdaq-GS)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 27, 2026, Monarch Casino & Resort, Inc. (the "Company") held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 15,683,618 shares, or 88.4%, of shares outstanding as of the record date of the Company's common stock were present or represented by proxy at the meeting. The results of stockholder voting on the two proposals presented were as follows:

Proposal 1 – Stockholders elected John Farahi, Craig F. Sullivan and Paul Andrews, each nominated by the board of directors, to serve until the 2028 annual meeting of stockholders and until his successor is elected and qualified, or until such director's earlier death, resignation or removal. Stockholders elected Hope S. Taitz, nominated by the board of directors, to serve until the 2027 annual meeting of stockholders and until her successor is elected and qualified, or until such director's earlier death, resignation or removal.

Director Nominee	For	Against	Abstain	Broker Non-Vote
John Farahi	13,238,531	2,442,943	3,144	0
Craig F. Sullivan	10,584,198	5,096,097	3,323	0
Paul Andrews	15,354,829	325,465	3,324	0
Hope S. Taitz	15,648,871	31,433	3,314	0

Proposal 2 – Stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the 2026 proxy statement of the Company's named executive officers.

For	Against	Abstain	Broker Non-Vote
13,721,113	296,151	1,666,354	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9
Monarch Casino and Resort, Inc.

Date: May 29, 2026	/s/ Edwin S. Koenig
Edwin S. Koenig, Chief Accounting Officer
(Principal Financial and Accounting Officer and Duly Authorized Officer)